                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                         ______________________
                        SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934


               Filed by the Registrant [X]
               Filed by a Party other than the Registrant [ ]

               Check the appropriate box:
                     [ ] Preliminary Proxy Statement
                     [ ] Confidential, for Use of the Commission Only
                         (as permitted by Rule 14a-6(e)(2))
                     [X] Definitive Proxy Statement
                     [ ] Definitive Additional Materials
                     [ ] Soliciting Material Pursuant to  240.14a-11(c)
                         or 240.14a-12

                            Synthetech, Inc.
            (Name of Registrant as Specified in Its Charter)

                                   N/A
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                        CALCULATION OF FILING FEE

                                Per unit price
                                   or other     Proposed
 Title of each     Aggregate      underlying     maximum
   class of        number of       value of     aggregate
 securities to   securities to   transaction    value of     Total Fee
     which           which         computed    transaction:    Paid
  transaction     transaction    pursuant to
   applies:        applies:        Exchange
                                Act Rule 0-11:
 -------------   -------------  --------------  ----------  ----------
 -------------   -------------  --------------  ----------  ----------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:                 Filing Party:

Form, Schedule or
Registration Statement No.:             Date Filed:

                            SYNTHETECH, INC.

                           1290 Industrial Way
                          Albany, Oregon  97321

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD JULY 20, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Synthetech, Inc., an Oregon corporation (the "Company"), will be held at the Portland Hilton Hotel, 921 S.W. Sixth Avenue, Portland, Oregon on July 20, 2000, at 1:30 p.m., Pacific Time, for the following purposes:

     1.   To elect two Class III Board members for a term of three years.

     2.   To approve the 2000 Employee Stock Purchase Plan.

     3.   To approve the 2000 Stock Incentive Plan.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on June 12, 2000 are entitled to notice of and to vote at the meeting.

     Our annual report for the fiscal year ended March 31, 2000 is enclosed.

     You may vote your shares by marking, signing, dating and returning the enclosed proxy card in the enclosed envelope (which is postage prepaid if mailed in the United States). If your shares are held in the name of a bank or broker, you may be able to vote by telephone or on the Internet. Please follow the instructions on the form you receive from your bank or broker.

     You may attend the meeting and vote your shares in person even if you have submitted a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                          BY ORDER OF THE BOARD OF DIRECTORS,

                          Charles B. Williams
                          Secretary
June 16, 2000
Albany, Oregon


     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT SO THAT YOUR SHARES WILL BE VOTED. IN THE EVENT YOU ARE PRESENT AT THE MEETING AND WISH TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                       SYNTHETECH, INC.

                      1290 Industrial Way
                     Albany, Oregon  97321


                        PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Synthetech, Inc., an Oregon corporation (the "Company"), for use at the Annual Meeting of Shareholders which will be held on July 20, 2000 at 1:30 p.m., Pacific Time at the Portland Hilton Hotel, 921 S.W. Sixth Avenue, Portland, Oregon. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and form of proxy card were first mailed to shareholders on or about June 21, 2000.



                            PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile message.

     Please MARK, SIGN and DATE the enclosed proxy card and RETURN it promptly in the enclosed envelope provided for this purpose.

                     REVOCATION OF PROXIES

     You may revoke or change your proxy at any time before it is voted by sending a written revocation to Synthetech's Secretary, Charles B. Williams, by providing a later dated proxy, by voting in person at the meeting or, if your shares are held in the name of a bank or broker, you may be able to revoke or change your proxy by telephone. Attendance at the meeting will not, by itself, revoke a proxy.

               ACTION TO BE TAKEN UNDER PROXIES

     At the close of business on June 12, 2000, the record date for determining shareholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 14,276,641 shares of common stock. Each such shareholder will be entitled to one vote for each such share held on all matters to be voted upon at the meeting.

     All shares represented by proxies will be voted in accordance with shareholder directions. If the proxy is signed and returned without any directions given, shares will be voted in accordance with the Board of Directors' recommendations. We are not aware of any matters to be voted on at the meeting other than as stated in this proxy statement. If any other matters are properly presented at the meeting, the enclosed proxy gives discretionary authority to the persons named therein to vote your shares in their best judgment.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative votes and negative votes. Abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote for purpose of determining the presence of a quorum, but do not constitute a vote "for" or "against" any proposal and thus will be disregarded in the calculation of votes cast. In an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum.

     Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors and other matters if their clients have not furnished voting instructions at least ten days prior to the meeting. Certain proposals other than the election of directors are "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on those items. Brokers have discretion to vote on all proposals presented in this proxy statement.

         SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholders of the Company may submit proposals for inclusion in the proxy materials for the 2001 Annual Meeting of Shareholders. The proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order for a proper shareholder proposal to be included in the proxy materials for the 2001 Annual Meeting of Shareholders, it must be received by the Secretary of the Company, at its corporate headquarters, 1290 Industrial Way, Albany, Oregon 97321, not later than March 2, 2001.

     The Company's bylaws also provide that a shareholder may not present a matter for action at a meeting (other than matters included in the notice of the meeting) unless the shareholder has delivered written notice thereof to the Secretary of the Company not less than

60 days (May 21, 2001) and not more than 90 days (April 21,
2001) prior to the first anniversary of the preceding year's annual meeting. The notice must include the information listed in the bylaw provision.

                     ELECTION OF DIRECTORS

               THE BOARD OF DIRECTORS RECOMMENDS
                A VOTE IN FAVOR OF EACH NOMINEE

     At the 2000 Annual Meeting, two Class III directors are to be elected to hold office until the 2003 Annual Meeting, or until their successors have been duly elected and qualified. The Board of Directors proposes for election Howard L. Farkas and M. ("Sreeni") Sreenivasan, both of whom are now Class III
directors of the Company.   Dr. Donald E. Kuhla, who has been a
Class III director, has advised the Board that other business commitments preclude him from continuing on the Company's Board of Directors. With Dr. Kuhla's departure, Board of Directors will consist of six directors, divided into three classes, serving staggered three year terms. If either of the nominees becomes unavailable for any reason (which is not now anticipated), the proxies will vote the shares represented by each proxy for such substitute nominee as approved by the Board of Directors.

     The name and age of each nominee for director and each continuing term director, their principal positions and offices held in the Company, and the period of time each director has served as a director of the Company are set forth below:

                    Name, Age & Position Held     Director of the
           Class       with the Company            Company Since
           -----    -------------------------     ---------------
             I      Paul C. Ahrens (48)               1981
                    Chairman of the Board

             I      Page E. Golsan, III (62)          1991
                    Director

             II     Edward M. Giles (64)              1997
                    Director

             II     Charles B. Williams (53)          1997
                    Vice President of Finance
                    and Administration, Chief
                    Financial Officer, Secretary,
                    Treasurer and Director

            III     Howard L. Farkas (76)             1985
                    Director

            III     M. ("Sreeni") Sreenivasan (51)    1995
                    President, Chief Executive
                    Officer and Director

     The following is a brief account of the business experience of each nominee and continuing term director.

Nominees for Directors
----------------------
     Term expiring in 2003

     Howard L. Farkas. Mr. Farkas has served as a director of the Company since 1985. Since 1981, he has been the President of Farkas Group, Inc., and since 1992 he has been President of Windsor Gardens Realty, Inc., both of which are engaged in
general real estate brokerage and management activities.   From
1984 to 1996, he was also the managing director in Manistee Gas Limited Liability Company, which is in the gas production and processing business. Mr. Farkas serves as Secretary and a director of Acquisition Industries, Inc., a publicly owned acquisition and merger company. Mr. Farkas serves as the Chairman of the Board of Logic Devices, Inc., a Sunnyvale, California company specializing in CMOS digital signal process semiconductor and SRAM chips. Since May 1988, Mr. Farkas has also been a vice president of G.A.S. Corp., which is a general partner of an Oklahoma limited partnership, Gas Acquisition Services, which filed for bankruptcy under Chapter 11. In September 1992, Mr. Farkas filed for personal protection under Chapter 7 of the federal bankruptcy laws and the court subsequently entered an order discharging his debts. Though not presently in public or private practice, he has been a certified public accountant since 1951. Mr. Farkas received a B.S. (B.A.) from the University of Denver.

     M. "Sreeni" Sreenivasan. Mr. Sreenivasan has served as a director of the Company since 1995. He has served as President and Chief Executive Officer since 1995 and as Chief Operating Officer from 1990 through 1995. From 1988 to 1990 he was Executive Vice President and General Manager and from 1987 to 1988 he was Director of Manufacturing. Previously, he worked for Ruetgers-Nease Chemical Co. (bulk pharmaceuticals and other fine chemicals) for 13 years in various technical and manufacturing management capacities, including 7 years as Plant Manager of their Augusta, Georgia plant. Mr. Sreenivasan received his M.S. in Chemical Engineering from Bucknell University and his M.B.A. from Penn State University.

Continuing Term Directors
-------------------------
     Term expiring in 2001

     Paul C. Ahrens. Mr. Ahrens has been a director of the Company since its inception in 1981 and became Chairman of the Board in 1995. Since 1996, he has been the founder and President of Groovie Moovies, Ltd., a film production company.
Mr. Ahrens, a founder of the

Company, served as President and Chief Executive Officer of Synthetech from 1989 through 1995. From 1981 through 1989 he was the Vice President of Technology. He also served as Secretary of the Company from 1981 through March 1995. From 1979 to 1980, Mr. Ahrens served as Vice President of Engineering of Colorado Organic Chemical Company, an organic chemical manufacturing company located in Commerce City, Colorado. Prior thereto, Mr. Ahrens spent five years with Allied Chemical and CIBA-Geigy in various engineering and research capacities. Mr. Ahrens holds B.S. and M.S. degrees in Chemical Engineering from M.I.T.

     Page E. Golsan, III. Mr. Golsan has served as a director of the Company since 1991. Since 1986, he has been a principal of P.E. Golsan & Co. (formerly Golsan Management Company), a private capital management firm. From 1990 to 1992, Mr. Golsan was a senior advisor with Bane Barham & Holloway, registered investment advisors under the Investment Advisor Act of 1940. Since 1990 Mr. Golsan has been President and Chief Executive Officer of Bridgetown Capital, Inc., an investment company. From 1987 to 1989 he was the Executive Vice President of Calumet Industries, Inc., Chicago, Illinois (manufacturer and marketer of petro-chemicals and other fine chemicals). Prior to 1987, he was the President and Chief Operating Officer of the K&W Products Division (specialty chemical manufacturing) of Berkshire Hathaway, Inc. Mr. Golsan holds an M.A. in Finance from Claremont Graduate School of Business and a Doctorate in Pharmacy and a B.A. in Chemistry and Zoology, both from the University of Southern California.

     Term expiring in 2002

     Edward M. Giles. Mr. Giles has served as a director of the Company since 1997. Since 1989, Mr. Giles has served as Chairman of The Vertical Group, Inc., a venture capital investment firm. From 1989 to 1998, Mr. Giles also served as President of The Vertical Group, Inc. Mr. Giles was previously President of F. Eberstadt & Co., Inc., a securities firm, and Vice Chairman of Peter B. Cannell & Co., Inc., an investment management firm. He is currently a director of McWhorter Technologies, Inc. (chemical company) and Ventana Medical Systems, Inc. (medical diagnostic company). Mr. Giles received a B.S. in Chemical Engineering from Princeton University and an M.S. in Industrial Management from the Massachusetts Institute of Technology.

     Charles B. Williams. Mr. Williams has served as a director of the Company since 1997. Since 1990, Mr. Williams has served as Vice President of Finance and Administration and Treasurer. In 1995, he also became Chief Financial Officer and Secretary. Mr. Williams is responsible for accounting, administration, finance, personnel and information systems. From 1988 to 1990, Mr. Williams served as the Controller.
Prior thereto, he was Controller for White's Electronics, Inc. of Sweet Home, Oregon for 5 years. From 1976 to 1983, he held several accounting and financial positions with Teledyne Wah Chang, a metals producer in Albany, Oregon. Mr. Williams earned his B.S. in Economics and M.B.A. from Oregon State University.

Executive Officers and Key Employees
------------------------------------
     Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.
Mr. Sreenivasan and Mr. Williams, who are listed above, are the executive officers of the Company. In addition, the Company has the following key employee:

     Joel D. Melka. Mr. Melka joined the Company as Director of Manufacturing in February 1999. From 1988 to 1999 he worked at ChemDesign Inc. (custom chemical manufacturing) in various capacities, his last position being Director of Manufacturing. From 1984 to 1988, he worked for Polaroid Corporation in various manufacturing positions. Prior to 1984, he spent 5 years as an officer in the U.S. Navy nuclear submarine service. Mr. Melka received his M.S. in Chemistry from the University of British Columbia and his B.S. in Chemistry from Michigan Technological University .

Board Meetings and Committees
-----------------------------
     During the last fiscal year, there were four meetings of the Board of Directors and the Board took action by written consent on one other occasion. During the last fiscal year, each director was present for more than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

     The Board of Directors has established an Audit Committee, the current members of which are Howard Farkas, Page Golsan and Paul Ahrens. The Audit Committee is authorized to meet with management and the Company's independent public accountants to consider fiscal accounting matters. The principal functions of the Audit Committee are to recommend selection of independent accountants to the Board of Directors and to review the scope and result of audits. The Audit Committee met once during the last fiscal year. The Company has also established a Compensation Committee, the current members of which are Paul Ahrens, Edward Giles and Page Golsan. The Compensation Committee is authorized to review and set officer compensation and to serve as the Plan Administrator in connection with all awards other than nonemployee director option grants for the 1995 Incentive Compensation Plan. The Compensation Committee met on two occasions during the last fiscal year.

Directors' Compensation
-----------------------
     In fiscal 1997, the Company established a policy to grant all current directors who are not employees (other than Mr. Ahrens, who is a founder of the Company) a nonqualified stock option for 15,000 shares vesting at the rate of 3,000 shares at the next and each of the subsequent four annual shareholder meetings. This option is intended to provide the outside director with the equivalent of an annual grant of 3,000 shares and the Company does not anticipate granting any additional options until the end of the fifth year. The exercise price of these options will be set at the fair market value of the Common Stock on the date of the grant.

     Since fiscal 1998, the Company has provided directors who are not employees of the Company an annual fee of $4,000. The Company also established a policy to grant all new directors who are not employees a one-time nonqualified stock option for 10,000 shares which vests immediately. Thus, new directors who are not employees of the Company will receive this 10,000 share option in addition to the ongoing 15,000 share option described above. Like the 15,000 share option, the exercise price of the options will be set at the fair market value of the Common Stock on the date of grant.

Employment Agreements
---------------------
     In July, 1997, the Company entered into Employment Agreements with Messrs. Sreenivasan, Knutson and Williams (collectively, "Executives" and individually, "Executive"). In addition to providing for an annual base salary, the Agreements have certain noncompetition and nonsolicitation provisions. Pursuant to the Agreements, the Company will pay the Executives certain payments after termination of employment for any reason other than death. Specifically, the Company will pay an amount equal to the base salary earned by the Executive during the twelve month period immediately preceding the date of termination plus an additional amount for one year of health insurance coverage. The Company has certain rights to extend the agreements and payments under the Agreement for a total of 24 months after termination of an Executive's employment. In the event the Executive should die during the payment period, the Company's payment obligation immediately terminates. In May 1998, Mr. Knutson resigned his employment and has received payments under this Agreement for the immediate twelve month period thereafter.

Report of the Compensation Committee
------------------------------------
     The Compensation Committee sets, reviews and administers the executive compensation program of the Company and is comprised of the individuals noted below, each of whom are non-employee directors of the Company. The role of the Compensation Committee is to establish and approve salaries and other compensation paid to the executive officers of the Company and to administer the Company's stock option plan, in which capacity the Compensation Committee reviews and approves stock option grants to all employees.

     Compensation Philosophy. Synthetech's compensation philosophy is that cash compensation should be directly linked to the short-term performance of the Company and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing shareholder value over the long term. The use of stock options clearly links the interests of the officers and employees of the Company to the interests of the shareholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key employees who are critical to the long-term success of the Company.

     Components of Executive Compensation. The principal components of executive compensation are base salary, bonuses and stock options.

     Base salary is set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. In addition, the Company relies on bonuses in order to emphasize the importance of performance.

     The equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and, typically, on an annual basis thereafter. The options granted to the executives vest over a period of two years. The purpose of the annual option grants is to ensure that the executive always has options that vest in increments over the following two-year period. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation.

     Other elements of executive compensation are participation in a Company-wide life insurance, long-term disability insurance, medical benefits and ability to defer compensation pursuant to a 401(k) plan. Matching Company contributions to the 401(k) plan of up to 10% of eligible base pay were made in fiscal 2000.



     As a result of the decline in revenues and profits in fiscal 2000, the Compensation Committee did not grant bonuses to Mr. Sreenivasan, the CEO, or any of the other executive officer. In fiscal 1999, recognizing Mr. Sreenivasan's long term efforts on behalf of the Company, the Compensation Committee granted him a $45,000 one-time bonus payable over thirty-six months. Mr. Sreenivasan received $15,000 of this bonus in fiscal 2000 and $7,500 in fiscal 1999. Consistent with its policy to create longer-term incentives, the Compensation Committee granted stock options in fiscal 2000 to the executive officers, including a 14,000 share option to Mr. Sreenivasan.



                              Paul C. Ahrens
                              Edward M. Giles
                              Page E. Golsan III
                              COMPENSATION COMMITTEE OF THE
                              BOARD OF DIRECTORS

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
     The members of the Compensation Committee are Paul C. Ahrens, Edward M. Giles and Page E. Golsan III. Mr. Ahrens is formerly an officer of the Company.

Summary of Cash and Certain Other Compensation
----------------------------------------------
     The following table provides certain summary information concerning compensation paid by the Company to the Company's Chief Executive Officer and Chief Financial Officer (the "Named Persons") for the fiscal years ended March 31, 2000, 1999 and 1998 (no other officer or key employee received a salary and bonus exceeding $100,000 during fiscal 2000):

                              Summary Compensation Table
                              --------------------------
                                                           Long-Term       All Other
                                 Annual Compensation      Compensation  Compensation($)(2)
Name and                   -----------------------------  ------------  ------------------
Principal                  Year(1)  Salary($)   Bonus($)    Stock
Position                                                   Options(#)
--------                   -------  ---------  ---------   ----------   ------------------
M. ("Sreeni") Sreenivasan    2000    180,000   15,000(3)    14,000           5,800
President & Chief            1999    165,000   71,500(3)    24,000          11,200
Executive Officer            1998    150,000        -       25,000          12,500


Charles B. Williams          2000    110,000        -       14,000          10,000
Vice President of            1999     99,000   36,000       19,000           9,900
Finance and Administration   1998     88,000        -       20,000           7,950
& Chief Financial Officer

_______________________

(1) Fiscal year ended March 31.
(2) Unless otherwise footnoted, represents Company contributions to the account of the Named Persons under the Company's
    401(k) plan.
(3) In fiscal 1999, Mr. Sreenivasan was granted a special
    $45,000 bonus payable over thirty-six months. The bonus figures include a $7,500 payment in fiscal 1999 and a $15,000 payment in fiscal 2000. See "Report of the Compensation Committee" above.

Stock Option Grants in Last Fiscal Year
---------------------------------------
     The following table provides information, with respect to the Named Persons, concerning the grant of stock options during fiscal year 2000.

             Stock Options Grants in the Last Fiscal Year(1)
             -----------------------------------------------
                                                                               Potential Realizable Value
                                                                               at Assumed Annual Rates of
                                                                               Stock Price Appreciation
                                       Individual Grants                       (Through Expiration Date)
                          -----------------------------------------------   -------------------------------
                              Options                Exercise
                              Granted    % of Total   Price     Expiration
Name                       (# of Shares) Options(2)  ($/Sh)(3)     Date      5% per year(4)  10% per year(4)
----                       ------------- ----------  ---------  ----------   --------------  ---------------
M. ("Sreeni") Sreenivasan      14,000       10.2%      $4.56     May 2009       $40,040       $101,780

Charles B. Williams            14,000       10.2%      $4.56     May 2009       $40,040       $101,780

_______________________
(1) The Company has not granted any stock appreciation rights
    (SARs).
(2) Based on an aggregate of 137,000 options being granted to all employees during the fiscal year ended March 31, 2000.
(3) These options were granted under the Company's 1995 Incentive Compensation Plan in May 1999. Each option has an exercise price equal to the fair market value of the Company's Common Stock as of the date of the grant. These grants vest annually over a two-year period ending April 2001 for each individual.
(4) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices for its Common Stock.



Stock Option Exercises in Last Fiscal Year and Fiscal Year-End
--------------------------------------------------------------
                 Stock Option Values
                 -------------------

     The following table provides information, with respect to the Named Persons, concerning the options granted to them during the last fiscal year and the options held by them at March 31, 2000.

        Option Exercises in Last Fiscal Year and Fiscal Year End Stock Option Values
        ----------------------------------------------------------------------------
                               Shares      Value                                  Value of Unexercised In-
                             Acquired on  Realized    Number of Unexercised         the-Money Options at
Name                         Exercise(#)    ($)     Options at Fiscal Year End      Fiscal Year End($)(1)
                                                    --------------------------  --------------------------
                                                    Exercisable  Unexercisable  Exercisable  Unexercisable
----                         -----------  --------  -----------  -------------  -----------  -------------
M. ("Sreeni") Sreenivasan      18,113      $50,535     87,000       26,000           $0           $0

Charles B. Williams                 0           $0     61,500       23,500           $0           $0

_______________________
(1) Represents the difference between the exercise price of the options with exercise prices below $4.19 and the $4.19 closing price of the Company's Common Stock on March 31, 2000.

Comparison of Total Cumulative Shareholder Equity
-------------------------------------------------
     The following graph provides a comparison of the five year cumulative total stockholder return on (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index (U.S.), and (iii) the S&P Specialty Chemicals Index. The graph assumes that $100 was invested on March 31, 1995 in the Company Common Stock, the Nasdaq Stock Market Index (U.S.), and the S&P Specialty Chemicals Index, and that all dividends were reinvested. Historic stock price performance is not necessarily indicative of future stock price performance.

Edgar Representation of Data Points Used in Printed Graph
---------------------------------------------------------

                                  Nasdaq Stock   S&P Specialty
                                  Market Index     Chemicals
               Synthetech, Inc.      (U.S.)          Index
               ----------------  -------------   -------------
         1995    $ 100.00         $ 100.00        $ 100.00
         1996      290.84           135.80          129.10
         1997      369.61           150.95          116.05
         1998      299.95           228.88          147.03
         1999      212.07           309.19          123.89
         2000      203.01           574.04          119.88

     All data points are at March 31.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock and percentage of outstanding shares of Common Stock of the Company owned as of April 1, 2000, by persons who hold of record or are known to beneficially own 5% or more of the outstanding common stock of the Company, each nominee and director of the Company, the Named Persons and all officers, key employees and directors as a group.

Name and Address of         Amount and Nature of      Percent of
Beneficial Owner            Beneficial Ownership        Class
-------------------         --------------------      ----------

Paul C. Ahrens                   1,328,491                9.3%
1290 Industrial Way
Albany, OR

M. ("Sreeni") Sreenivasan          619,018(1)             4.3%(2)


Howard L. Farkas                   109,000(3)               *

Edward M. Giles                    277,000(4)             1.9%(2)

Page E. Golsan, III                 51,000(5)               *

Donald M. Kuhla, Ph.D.              20,000(6)               *

Charles B. Williams                271,120(7)             1.9%(2)

Brown Capital Management         1,432,000(8)            10.0%
809 Cathedral Street
Baltimore, MD  21201

All Officers, Key                2,729,379(9)            18.6%(2)
Employees and Directors
as a Group (9 persons)

______________________
*less than 1%.

(1) Includes 106,000 shares of common stock which Mr. Sreenivasan has the right to acquire immediately or within sixty (60) days pursuant to employee stock options. Excludes 7,000 shares of common stock issuable pursuant to stock options held by Mr. Sreenivasan which are not exercisable now or within sixty (60) days.
(2) The denominator used in calculating the percentage is equal to the number of shares outstanding plus the number of shares the beneficial owner (or group of beneficial owners) has a right to acquire immediately or within sixty days pursuant to warrants or options.

(3) Includes 59,000 shares of common stock which Mr. Farkas has the right to acquire immediately or within sixty (60) days pursuant to stock options. Mr. Farkas disclaims ownership over 50,000 shares of common stock held in his name which have been pledged as security for a loan and over which Mr. Farkas has no voting control. Excludes 6,000 shares of common stock issuable pursuant to stock options held by Mr. Farkas which are not exercisable now or within sixty (60) days.
(4) Includes 16,000 shares of common stock which Mr. Giles has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 9,000 shares of common stock issuable pursuant to stock options held by Mr. Giles which are not exercisable now or within sixty (60) days. Also includes 60,000 shares of common stock held by two individuals who have granted to Mr. Giles the investment powers associated with these shares. Mr. Giles disclaims beneficial ownership over these 60,000 shares.
(5) Includes 9,000 shares of common stock which Mr. Golsan has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 6,000 shares of common stock issuable pursuant to stock options held by Mr. Golsan which are not exercisable now or within sixty (60) days.
(6) Includes 16,000 shares of common stock which Dr. Kuhla has the right to acquire immediately or within sixty (60) days pursuant to stock options. Excludes 9,000 shares of common stock issuable pursuant to stock options held by Dr. Kuhla which are not exercisable now or within sixty (60) days.
(7) Includes 78,000 shares of common stock which Mr. Williams has the right to acquire immediately or within sixty (60) days pursuant to employee stock options. Excludes 7,000 shares of common stock issuable pursuant to stock options held by Mr. Williams which are not exercisable now or within sixty (60) days.
(8) Based on Schedule 13(g) filings, pursuant to which Brown Capital Management disclosed controlling 1,432,000 shares of common stock with sole dispositive power. Of these shares, Brown Capital Management further disclosed that it had sole voting power over 1,333,700 shares of common stock.
(9) See footnotes 1, 3, 4, 5, 6 and 7.


Schedule 16(a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended March 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

               2000 EMPLOYEE STOCK PURCHASE PLAN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
            THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

     The Board has unanimously adopted the 2000 Employee Stock Purchase Plan (the "ESPP") subject to approval by the shareholders at the Annual Meeting. The Board believes that the ESPP will help the Company attract and retain the services of certain employees and provide added incentive to them by encouraging stock ownership in the Company. The following description of the ESPP is a summary and does not purport to be a complete description. The proposed ESPP is attached in its entirety to this Proxy Statement as Exhibit A.

Description of the ESPP
-----------------------
     Under the ESPP, qualified employees may purchase shares of Common Stock through payroll deductions at a 15% discount from market price, without incurring broker commissions. A maximum of 200,000 shares of Common Stock will be available for purchase under the ESPP. To be eligible to participate in the ESPP, an employee must be employed by the Company for at least 20 hours per week, not own 5% or more of the combined voting power or value of the Company's capital stock or that of any related corporation and not have a base salary of greater than $100,000 per year. Nonemployee directors of the Company are not eligible to participate in the ESPP. Approximately 46 employees are eligible to participate in the ESPP.

     Offering Periods. The ESPP is divided into six-month offering periods that begin on February 1 and August 1 of each year and end, respectively, on the next July 31 and January 31. However, the first offering period under the ESPP will begin on September 1, 2000 and will end on January 31, 2001. During each offering period, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions. Payroll deductions accrue at a rate of not less than 1% and not more than 15% of the employee's base pay during each payroll period in the purchase period. At the end of each six-month offering period, the purchase price is determined and the participating employees' accumulated funds are used to purchase the appropriate number of whole shares of Common Stock. Under the ESPP, no employee may purchase more than $25,000 worth of Common Stock (based on the fair market value of the Common Stock on the first day of an offering period) during any single offering period or calendar year. In addition, no more than an aggregate of 50,000 shares may be purchased by all participating employees in a single calendar year under the ESPP.

     Purchase Price. The purchase price per share of Common Stock is 85% of the lesser of (1) the fair market value of the Common Stock on the first day of an offering period and (2) the fair market value of the Common Stock on the last day of an offering period. On June 15, 2000, the closing price for the Company's Common Stock on the Nasdaq National Market was $3.19 per share.

     Effect of Termination. Employees have no right to acquire shares under the ESPP upon termination of their employment for any reason prior to the last business day of an offering period. Upon termination of employment, the Company will pay the balance in the employee's account to the employee or to his or her estate. Neither payroll deductions credited to an employee's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution.

     The Common Stock issued under the ESPP will be from authorized but unissued shares of the Company's Common Stock.

     Administration. The Board or the Compensation Committee will administer the ESPP. If designated by the Board or the Compensation Committee, an executive officer of the Company may also administer the ESPP. The Administrator of the ESPP is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, so long as such interpretation, administration or application regarding purchases corresponds to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     Amendment of the ESPP. The Board has the power to amend, suspend or terminate the ESPP, except that the Board may not amend the ESPP without shareholder approval if such approval is required by Section 423 of the Code. Unless sooner terminated, the ESPP will terminate on June 12, 2010.

     Change in Control. In the event of a merger or consolidation resulting in a change in control or acquisition by another corporation of all or substantially all the Company's assets, each outstanding option to purchase shares under the ESPP will be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the offering period during which an employee may purchase stock will be shortened to a specified date before such proposed transaction. In the event of a proposed liquidation or dissolution of the Company, the offering period during which an employee may purchase stock will be shortened to a specified date before the date of the proposed liquidation or dissolution.

     Federal Income Tax Consequences. The Company intends that the ESPP qualify as an "employee stock purchase plan" under
Section 423 of the Code. The following discussion summarizes the material federal income tax consequences to the Company and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

     Under the Code, the Company is deemed to grant employee participants in the ESPP an "option" on the first day of each offering period to purchase as many shares of Common Stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each six-month offering period, the purchase price is determined and the employee is deemed to have exercised the "option" and purchased the number of shares of Common Stock his or her accumulated payroll deductions will purchase at the purchase price.

     The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the ESPP is the later of (1) two years after the deemed "option" is granted (the first day of an offering period) and (2) one year after the deemed "option" is exercised and the Common Stock is purchased (the last day of an offering period). Thus, the Common Stock generally must be held for at least one and one-half years after it is purchased to gain favorable tax treatment. When the Common Stock is disposed of after this period, the employee realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed "option" was granted exceeded the "option price" and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the "option price." "Option price" is equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the offering period and the fair market value of the Common Stock on the last day of the offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the last day of an offering period. Any further gain is taxed at capital gain rates. If the sale price is less than the option price, there is no ordinary income and the employee recognizes long-term capital loss.

     When an employee sells the Common Stock before the expiration of the required holding period, the employee generally recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the Common Stock is sold. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will also have a capital loss equal to such difference.

     Even though an employee who meets the requisite holding period must treat part of his or her gain on a disposition of the Common Stock as ordinary income, the Company may not take a business deduction for such amount. However, if an employee disposes of Common Stock before the end of the requisite holding period, the amount of income that the employee must report as ordinary income qualifies as a business deduction for the Company for the year of such disposition.

                   2000 STOCK INCENTIVE PLAN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
                THE 2000 STOCK INCENTIVE PLAN.

     The Board has unanimously adopted the 2000 Stock Incentive Plan (the "2000 Plan") subject to approval by the shareholders at the Annual Meeting. The Board believes the 2000 Plan will help the Company attract and retain the services of eligible individuals and provide added incentive to them by encouraging them to acquire and maintain stock ownership in the Company. The following description of the 2000 Plan is a summary and does not purport to be a complete description. The proposed 2000 Plan is attached in its entirety to this Proxy Statement as Exhibit B.

Description of the 2000 Plan
----------------------------
     The 2000 Plan is an employee benefit program that allows participants to buy or receive shares of Common Stock. The purpose of the 2000 Plan is to enhance the long-term shareholder value of the Company by offering opportunities to selected individuals to participate in the Company's growth and success.

     Administration. The 2000 Plan is administered by the Compensation Committee of the Board, except to the extent the Board appoints another committee or committees consisting of two or more members of the Board. The Board may also authorize one or more officers to make grants to designated classes of eligible persons, subject to limits specifically prescribed by the Board. The plan administrator has the full and exclusive power to interpret the 2000 Plan and to establish the rules for its operation, including the power to select the individuals to be granted awards and to determine the form, amount and other terms and conditions of such awards.

     Types of Awards. The 2000 Plan permits the Company to grant both stock options and awards of Common Stock, which may or may not be subject to certain restrictions.

     Eligibility to Receive Awards. The 2000 Plan permits the Company to grant awards to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company or a related corporation. Incentive stock options may be granted to employees only.

     Shares Reserved. A total of 500,000 shares of Common Stock are issuable under the 2000 Plan. In addition, (a) any authorized shares not issued or subject to outstanding awards under the 1995 Stock Incentive Compensation Plan or the 1990 Stock Incentive Compensation Plan (the "Prior Plans") plus
(b) any shares subject to outstanding awards under these Prior Plans that cease to be subject to such awards (other than by reason of exercise of options or settlement of stock awards), up to an aggregate maximum of 893,450 shares, will cease, as of the date of shareholder approval of the 2000 Plan, to be available for grant and issuance under the Prior Plans, but will be available for issuance under the 2000 Plan.

     No more than 350,000 shares may be subject to awards granted to any one individual in a single year, to the extent such limitations are required for compliance with
Section 162(m) of the Code. Any shares of Common Stock that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares) will be available for issuance in connection with future grants of awards under the 2000 Plan.

     Stock Options. Both nonqualified stock options and incentive stock options as defined in Section 422 of the Code may be granted under the 2000 Plan. The exercise price for incentive stock options must be at least equal to the fair market value of the Company's Common Stock on the date of grant and not less than 110% of fair market value for holders of over 10% of the Company's voting stock. The exercise price for nonqualified options will be determined by the plan administrator. For purposes of the 2000 Plan, "fair market value" means the closing sales price for the common stock as reported by the Nasdaq National Market on a single trading day. On June 15, 2000, the closing sales price of a share of common stock was $3.19.

     Unless otherwise provided by the plan administrator, and to the extent required by law for incentive stock options, options generally will expire on the earliest of:

     - ten years from the date of grant (five years for holders of over 10% of the Company's voting stock);

     - one year after the optionee's retirement, death or disability;

     - immediately upon notice to the optionee of termination for cause; and

     - three months after other terminations.

     Unless otherwise specified by the plan administrator, options vest 25% after each year from the date of grant so that options are fully vested four years from the date of grant.

     The option exercise price may be paid in cash or by check, or, unless the plan administrator determines otherwise, by tendering shares of common stock that the holder has owned for at least six months, by a broker-assisted cashless exercise or by any other consideration permitted by the plan administrator.

     Stock Awards. The plan administrator may grant shares of Common Stock subject to terms, conditions and restrictions established by the plan administrator. Restrictions may be based on continuous service with the Company or the achievement of performance goals and may also include repurchase or forfeiture rights in favor of the Company. Holders of restricted stock are shareholders of the Company and have, subject to established restrictions, all the rights of shareholders with respect to such shares.

     Transferability. Except as otherwise determined by the plan administrator and to the extent permitted by Section 422 of the Code, no options or stock awards are assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder.

     Adjustments. The plan administrator will make proportional adjustments to the aggregate number of shares issuable under the 2000 Plan and to outstanding awards in the event of stock splits or other capital adjustments.

     Corporate Transactions. Unless individual letter agreements provide otherwise, in the event of certain corporate transactions, such as a merger or sale of the Company's assets, each outstanding option will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, unless (a) the option is assumed, continued or replaced with a comparable award by the successor corporation or its parent or (b) acceleration will render unavailable "pooling of interest" accounting for a transaction that otherwise qualifies for this accounting treatment. Repurchase and forfeiture rights applicable to stock awards will lapse to the same extent options accelerate in vesting and exercisability. Any option that is assumed, continued or replaced with a comparable award in the corporate transaction will accelerate if the holder's employment or services are terminated by the successor corporation without cause or by the holder voluntarily with good reason within two years of the corporate transaction.

     Amendment and Termination. The 2000 Plan may be modified, amended, or terminated by the Board at any time, except that an amendment or modification will not affect previously granted awards without a participant's consent. Shareholder approval is required for any amendment that increases the number of shares under the 2000 Plan, changes the class of employees eligible to receive options, or is otherwise subject to shareholder approval under any applicable law or regulation.

Federal Income Tax Consequences
-------------------------------
     The material U.S. federal income tax consequences to the Company and to any person granted an option under the 2000 Plan who is subject to taxation in the United States under existing applicable provisions of the Code and underlying treasury regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and is based on present law and regulations as in effect on the date of this Proxy Statement.

     Nonqualified Stock Options. No income will be recognized by an optionee upon the grant of a nonqualified stock option.

     Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares' holding period will begin on the day after the exercise date.

     If the optionee uses already-owned shares to pay the exercise price of a nonqualified stock option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

     Incentive Stock Options. No income will be recognized by an optionee upon the grant of an incentive stock option.

     Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of disability, as defined in the 2000 Plan), the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price).

     If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms' length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

     The rules for the tax treatment of a nonqualified stock option also apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of disability, as defined in the 2000 Plan).

     Stock Awards. Depending on the terms of the award, taxable ordinary income may or may not be recognized by the participant upon the grant of the award.

     For stock awards subject to vesting and other similar restrictions, the participant will recognize ordinary income when the shares cease to be subject to the restrictions in an amount equal to the excess of the fair market value of the shares at that time over the amount paid for the shares. The participant may elect, under Section 83(b) of the Code, to recognize ordinary income at the time of the transfer in an amount equal to the excess of the fair market value of the shares at that time over the amount paid for the shares. In that case, no additional income is recognized upon the lapse of restrictions on the shares, but if the shares are subsequently forfeited, the participant may not deduct the income recognized at the time of receipt of the shares, and the participant will have a capital loss equal to the amount paid for the shares.

     For stock awards that are not subject to restrictions, other than restrictions on transfer, the participant generally recognizes ordinary income at the time of receipt. The holding period for the shares begins at the time income is recognized under the rules, and the tax basis in the shares is the amount of ordinary income so recognized plus the amount, if any, paid for the shares.

     Company Deduction. In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes in ordinary income, subject to certain limitations. Among these limitations is
Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by the Company. This limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million paid to either the Company's chief executive officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. The 2000 Plan has been drafted to allow compliance with those performance-based criteria.

                     SELECTION OF AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Arthur Andersen LLP has audited the financial statements of the Company since the fiscal year ended March 31, 1989. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                         OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the meeting and knows of no matters to be brought before the Annual Meeting by others. If any matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.

Dated:  June 16, 2000              Charles B. Williams
                                   Secretary

PROXY                      SYNTHETECH, INC.                          PROXY
                 1290 Industrial Way, Albany, OR  97321
Annual Meeting of Shareholders of Synthetech, Inc. to be held on July 20, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) hereby appoint(s) M. ("Sreeni") Sreenivasan and Charles B. Williams, and either of them, Proxies with full power of substitution in each and hereby authorize(s) them to represent and vote, as designated below, all the shares of Common Stock held of record by the undersigned on June 12, 2000, at the Annual Meeting of Shareholders of Synthetech, Inc. to be held on July 20, 2000, or any adjournments or postponements thereof.

The undersigned hereby authorize(s) the Proxies to vote on the matters set forth in the Proxy Statement of the Company dated June 16, 2000, as follows:

1.  ELECTION OF DIRECTORS
          [ ] FOR all nominees listed below as Class III Directors (except as marked to the contrary below) or, if any named nominee is unable to serve, for a substitute nominee.

          [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.
                    Howard L. Farkas          M. ("Sreeni") Sreenivasan

2.  APPROVAL OF 2000 EMPLOYEE STOCK PURCHASE PLAN
          [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

3.  APPROVAL OF 2000 STOCK INCENTIVE PLAN
          [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN ON REVERSE HEREOF AND RETURN THIS PROMPTLY.  THANK YOU.
       ---- -- -------

     THE BOARD OF DIRECTORS HAS NOMINATED AND RECOMMENDS A VOTE FOR THE ELECTION OF HOWARD L. FARKAS AND M. ("SREENI") SREENIVASAN AS CLASS III DIRECTORS, AND RECOMMENDS A VOTE IN FAVOR OF THE 2000 EMPLOYEE PURCHASE PLAN AND 2000 STOCK INCENTIVE PLAN.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREON BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES AND FOR THE 2000 EMPLOYEE STOCK PURCHASE PLAN AND 2000 STOCK INCENTIVE PLAN.

                                        DATE:_______________________________

                                        ------------------------------------
                                                   SIGNATURE

                                        ____________________________________
                                             SIGNATURE IF HELD JOINTLY

                                        PLEASE INDICATE ANY CHANGES IN ADDRESS

                                        Please sign name exactly as it appears
                                        hereon.  When shares are registerd in
                                        more than one name, the signatures of
                                        all such persons are required.  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.  THANK YOU.